                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-80773, 333-47825 and 333-30968) and Form S-8
(Nos. 333-19571, 333-19573, 333-19615 and 333-31541) of Diacrin, Inc. of our
report, dated February 14, 2000, relating to the financial statements of Diacrin/Genzyme LLC, which appears in this Form 10-K/A.




                                        PricewaterhouseCoopers LLP

Boston, Massachusetts

March 1, 2000